As filed with the Securities and
Exchange Commission on July 30, 1999.                 Registration No. 333-_____


--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                                   ----------


                           PENTEGRA DENTAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                               76-0545043
     (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)            Identification Number)


   2999 NORTH 44TH STREET, SUITE 650                    85018
           PHOENIX, ARIZONA                           (Zip Code)
(Address of principal executive offices)


                                   ----------


                              OMEGA ORTHODONTICS
                             INCENTIVE STOCK PLAN
                           (Full title of the Plan)

                         JAMES M. POWERS, JR., D.D.S.
                        2999 NORTH 44TH STREET, SUITE 650
                            PHOENIX, ARIZONA 85108
                                (602) 952-1200

            (Name, address, including zip code and telephone number,
                   including area code, of agent of service)


                                   ----------


                                   COPIES TO:

          JAMES S. RYAN, III                       RICHARD S. ROTH
        Jackson Walker, L.L.P.                  Jackson Walker, L.L.P.
      901 Main Street, Suite 6000             1100 Louisiana, Suite 4200
          Dallas, Texas 75202                    Houston, Texas 77002

              APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                             PURSUANT TO THE PLAN:
    From time to time after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
   Title of                        Proposed          Proposed
 Securities to   Amount to be      Maximum           Maximum          Amount of
 be Registered    Registered    Offering Price      Aggregate       Registration
                                 Per Share(1)    Offering Price(1)     Fee
-------------------------------------------------------------------------------
Common Stock,
$0.001 par
value           29,676 shares       $1.97            $58,462         $12.00
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) and Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock as listed on the American Stock Exchange on July 29, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are incorporated herein by reference and made a part hereof:

     (i)   Annual Report on Form 10-K for the fiscal year ended March 31, 1999;

     (ii)  Current Report on Form 8-K dated July 1, 1999; and

     (iii) Registration Statement on Form 8-A/A (No. 001-13725), effective as of March 24, 1998.

     All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

RESTATED CERTIFICATE OF INCORPORATION

     The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided for in Section 174 of the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

BYLAWS

     The Bylaws of the Company provide that the Company will indemnify any director or officer of the Company to the full extent permitted by applicable law, and may, if and to the extent authorized by the Board of Directors, so indemnify such other persons whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.

INSURANCE

     The Company maintains liability insurance for the benefit of its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
No.                 Description of Exhibit
-------             ----------------------
4.1       Restated Certificate of Incorporation of Pentegra Dental Group, Inc.
          (previously filed as an exhibit to the Company's Registration
          Statement on Form S-1 (File No. 333-37633) (the "Company's Form S-1"),
          and incorporated herein by reference).

4.2 Bylaws of Pentegra Dental Group, Inc. (previously filed as an exhibit to the Company's Form S-1, and incorporated herein by reference).

4.3 Form of certificate evidencing ownership of the Common Stock of Pentegra Dental Group, Inc. (previously filed as an exhibit to the Company's Form S-1, and incorporated herein by reference).

4.4 Form of Registration Rights Agreement for the dentist-owners of the founding affiliated dental practices of the Company (previously filed as an exhibit to the Company's Form S-1, and incorporated herein by reference).

4.5       Registration Rights Agreement, dated September 30, 1997, between
          Pentegra Dental Group, Inc. and the stockholders named therein
          (previously filed as an exhibit to the Company's Form S-1, and incorporated herein by reference).

4.6       Form of Stockholders Agreement for owners of affiliated practices
          (previously filed as an exhibit to the Company's Registration
          Statement on Form S-4 (No. 333-78535), and incorporated herein by reference).

4.7       Form of Indenture from Pentegra Dentist Group, Inc. to U.S. Trust
          Company of Texas, N.A., as trustee relating to convertible debt securities (previously filed as an exhibit to the Company's
          Registration Statement on Form S-4 (No. 333-64665), and incorporated herein by reference).

5.1       Opinion of Jackson Walker L.L.P. (filed herewith)

23.1      Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2      Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page of this Registration Statement).

99        Omega Orthodontics Incentive Stock Plan (filed herewith).

ITEM 9. UNDERTAKINGS.

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      Each person whose signature appears below authorizes James M. Powers, Jr., D.D.S. and Sam H. Carr, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.




                                SIGNATURE PAGE

      Pursuant to the requirements of the Securities Act of 1933, as amended, Pentegra Dental Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on July 30, 1999.


                                  PENTEGRA DENTAL GROUP, INC.


                                  By: /s/ Sam H. Carr
                                      ------------------------------------
                                  Sam H. Carr
                                  Senior Vice President, Chief Financial Officer and Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                        Title                        Date
        ----------                        -----                        ----
/s/ James M. Powers, Jr.         Chairman, President and           July 30, 1999
----------------------------     Chief Executive Officer
James M. Powers, Jr., D.D.S.     (Principal Executive Officer)


/s/ Sam H. Carr                  Senior Vice President,            July 30, 1999
----------------------------     Chief Financial Officer,
Sam H. Carr                      Secretary and Director
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Omer K. Reed                 Clinical Officer and Director     July 30, 1999
----------------------------
Omer K. Reed, D.D.S.

/s/ Ronnie L. Andress            Director                          July 30, 1999
----------------------------
Ronnie L. Andress, D.D.S.

/s/ James H. Clarke, Jr.         Director                          July 30, 1999
----------------------------
James H. Clarke, Jr., D.D.S.

/s/ Ronald E. Geistfeld          Director                          July 30, 1999
----------------------------
Ronald E. Geistfeld, D.D.S.

/s/ Mack E. Greder               Director                          July 30, 1999
----------------------------
Mack E. Greder, D.D.S.

/s/ Roger Allen Kay              Director                          July 30, 1999
----------------------------
Roger Allen Kay, D.D.S.

/s/ Gerald F. Mahoney            Director                          July 30, 1999
----------------------------
Gerald F. Mahoney

/s/ Anthony P. Maris             Director                          July 30, 1999
----------------------------
Anthony P. Maris

/s/ George M. Siegel             Director                          July 30, 1999
----------------------------
George M. Siegel

/s/ Ronald M. Yaros              Director                          July 30, 1999
----------------------------
Ronald M. Yaros, D.D.S.

                                INDEX TO EXHIBITS

Exhibit
No.                 Description of Exhibit
-------             ----------------------
4.1         Restated Certificate of Incorporation of Pentegra Dental Group, Inc.
            (previously filed as an exhibit to the Company's Registration
            Statement on Form S-1 (File No. 333-37633) (the "Company's Form
            S-1"), and incorporated herein by reference.

4.2 Bylaws of Pentegra Dental Group, Inc. (previously filed as an exhibit to the Company's Form S-1, and incorporated herein by reference).

4.3 Form of certificate evidencing ownership of the Common Stock of Pentegra Dental Group, Inc. (previously filed as an exhibit to the Company's Form S-1, and incorporated herein by reference).

4.4 Form of Registration Rights Agreement for the dentist-owners of the founding affiliated dental practices of the Company (previously filed as an exhibit to the Company's Form S-1, and incorporated herein by reference).

4.5         Registration Rights Agreement, dated September 30, 1997, between
            Pentegra Dental Group, Inc. and the stockholders named therein
            (previously filed as an exhibit to the Company's Form S-1, and incorporated herein by reference).

4.6         Form of Stockholders Agreement for owners of affiliated practices
            (previously filed as an exhibit to the Company's Registration
            Statement on Form S-4 (No. 333-78535), and incorporated herein by reference).

4.7         Form of Indenture from Pentegra Dentist Group, Inc. to U.S. Trust
            Company of Texas, N.A., as trustee relating to convertible debt securities (previously filed as an exhibit to the Company's
            Registration Statement on Form S-4 (No. 333-64665), and incorporated herein by reference).

5.1         Opinion of Jackson Walker L.L.P. (filed herewith)

23.1        Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2        Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page of this Registration Statement).

99          Omega Orthodontics Incentive Stock Plan (filed herewith).